United States

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2015

Black Diamond, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-24277	58-1972600
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2084 East 3900 South
Salt Lake City, Utah	84124
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 278-5552

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into Material Definitive Agreement.

On October 7, 2015, Black Diamond, Inc. (the “Company”) and Ember Scandinavia AB (“Ember”), its wholly-owned subsidiary, entered into a Purchase Agreement (the “Purchase Agreement”) with Dainese S.p.A. and Dainese U.S.A., Inc. (collectively “Dainese”), pursuant to which the Company and Ember sold their respective equity interests in POC USA, LLC and POC Sweden AB (collectively, “POC”) comprising POC’s business of designing, manufacturing, marketing, distributing and selling advanced-design helmets, body armor, goggles, eyewear, gloves, and apparel for action or “gravity sports,” such as skiing, snowboarding, and cycling.

Under the terms of the Purchase Agreement, Dainese paid $65 million in cash (before purchase price adjustments of ($440,000) relating to net working capital and net debt) for POC.

The Purchase Agreement also contains representations, warranties and indemnification obligations of the parties customary for transactions similar to those contemplated by the Purchase Agreement as well as provisions regarding confidentiality and non-solicitation.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is included as Exhibit 2.1 to this Current Report on Form 8-K (the “Report”) and is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As disclosed in Item 1.01 of this Report, on October 7, 2015, the Company and Ember entered into the Purchase Agreement with Dainese, pursuant to which the Company and Ember sold their respective equity interests in POC to Dainese. The disclosure set forth in Item 1.01 of this Report is incorporated by reference into this Item 2.01.

Item 8.01	Other Events.

On October 8, 2015, the Company issued a press release announcing the sale of POC to Dainese pursuant to the Purchase Agreement. A copy of the press release is filed as Exhibit 99.1 to this Report and incorporated herein by reference as though fully set forth herein.

Item 9.01.	Financial Statements and Exhibits.

(b) Pro forma financial information. The unaudited interim pro forma condensed consolidated statement of operations for the six months ended June 30, 2015, the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2014 and the unaudited pro forma condensed consolidated balance sheet as of June 30, 2015 of Black Diamond, Inc. is hereby included as Exhibit 99.2 to this Report.

(d) Exhibits. The following exhibits are hereby filed as part of this Report:

Exhibit No.	Description

2.1	Purchase Agreement by and among Black Diamond, Inc. and Ember Scandinavia AB, as sellers, and Dainese S.p.A. and Dainese U.S.A., Inc., as purchasers, dated as of October 7. 2015

99.1	Press Release dated October 8, 2015.

99.2	Pro Forma Financial Information of Black Diamond, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK DIAMOND, INC.

Dated: October 14, 2015	By:	/s/ Aaron J. Kuehne
Name: Aaron J. Kuehne
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description

2.1	Purchase Agreement dated as of October 7, 2015, by and among Black Diamond, Inc. and Ember Scandinavia AB, as sellers, and Dainese S.p.A. and Dainese U.S.A., Inc., as purchasers.

99.1	Press Release dated October 8, 2015.

99.2	Pro Forma Financial Information of Black Diamond, Inc.